Exhibit 107
Calculation of Filing Fee Tables
Form
S-4
(Form Type)
Renasant Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, par value $5.00 per share	457(c), 457(f)(1)	31,782,668	N/A	$1,052,006,311	0.00014760	$155,277

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts					$1,052,006,311	0.00014760	$155,277

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$155,277

(1)
Represents the maximum number of shares of common stock, par value $5.00 per share, of Renasant Corporation, or Renasant, issuable upon the completion of the merger of The First Bancshares, Inc., or FBMS, and Renasant pursuant to the Agreement and Plan of Merger, dated as of July 29, 2024, by and between FBMS and Renasant, or the merger, in exchange for shares of common stock of FBMS, par value $1.00 per share, or FBMS common stock, including in connection with shares of FBMS common stock subject to restricted stock awards.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, or Securities Act, and computed pursuant to Rule 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price was calculated as the product of  (i) $33.10, the average of the high and low sales prices of FBMS common stock as reported on the New York Stock Exchange on August 23, 2024 and (ii) 31,782,488, the estimated maximum number of shares of FBMS common stock that may be exchanged in connection with the merger, , including in connection with shares of FBMS common stock subject to restricted stock awards.

(3)	Computed in accordance with Section 6(b) of the Securities Act, at a rate equal to 0.00014760 multiplied by the proposed maximum aggregate offering price.